UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2011

CULLMAN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	000-53801 (Commission File Number)	63-0052835 (I.R.S. Employer Identification No.)

316 South Second Avenue SW, Cullman, Alabama 35055
 (Address of principal executive offices)
(256) 734-1740
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On December 5, 2011, Cullman Bancorp, Inc. (the “Company”) was informed that the Board of Directors of Cullman Savings Bank, MHC, a mutual holding company that currently owns approximately 54% of the Company’s outstanding common stock, has authorized an affiliate stock purchase program pursuant to which Cullman Savings Bank, MHC intends to purchase up to 0.45% of the Company’s issued and outstanding shares (excluding shares that Cullman Savings Bank, MHC currently holds), or up to approximately 5,300 shares.  The timing of the purchases will depend on certain factors, including but not limited to, market conditions and prices, Cullman Savings Bank, MHC’s available funds and alternative uses of capital.  The affiliate stock purchase program may be carried out through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934.  Any purchased shares will be held by Cullman Savings Bank, MHC.

Item 9.01                      Financial Statements and Exhibits

(a)                      Financial Statements of businesses acquired.  Not Applicable.

(b)                      Pro forma financial information.  Not Applicable.

(c)                      Shell company transactions: None.

(d)                      Exhibits: None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLMAN BANCORP, INC.
DATE: December 5, 2011	By:	/s/ John A. Riley III
John A. Riley III
President and
Chief Executive Officer
(Duly Authorized Representative)